EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

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
                                                                      NAME(S) UNDER WHICH
NAME OF SUBSIDIARY              JURISDICTION OF INCORPORATION       SUBSIDIARY DOES BUSINESS
----------------------------    ------------------------------    ----------------------------
C.W.P.W., Inc.                             Michigan               C.W.P.W., Inc.
]M.Z. Catalog Services, Inc.              New Jersey              M.Z. Catalog Services, Inc.
